UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):				March 13, 2023

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware		1-9172		34-1505819
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

5875 Landerbrook Drive
Suite 220
Cleveland,	Ohio			44124-4069
(Address of principal executive offices)				(Zip code)
		(440)	229-5151
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1 par value per share	NC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01 Other Events.

The Board of Directors (the “Board”) of NACCO Industries, Inc. (the “Company”) has nominated Ms. Valerie Gentile Sachs as a candidate for election to the Board at the Company’s Annual Meeting of Stockholders, which is expected to be held on May 16, 2023. The successful election of Ms. Sachs, along with the upcoming retirement of Mr. Richard de J. Osborne, would maintain the Board’s current size of twelve members.

Ms. Sachs currently serves as a director of CECO Environmental Corp (NASDAQ: CECO). Ms. Sachs served as Vice President, General Counsel and Corporate Secretary of OM Group, Inc., a global developer and manufacturer of magnetic technologies, battery technologies and engineered specialty chemicals, from 2005 until its sale to Apollo Global Management in 2015. She had executive responsibility for OM Group’s worldwide legal, internal audit and environment, health and safety operations. Prior to OM Group, Ms. Sachs served as Executive Vice President, General Counsel and Secretary of Jo-Ann Stores, Inc., a U.S.-based retailer. She previously served as General Counsel of Marconi plc, a London-based, global communications and information technology company.

Ms. Sachs brings extensive legal, executive management and leadership experience to the Board and has expertise in the areas of corporate governance, compliance and executive compensation.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 13, 2023		NACCO INDUSTRIES, INC.

		By:	/s/ Elizabeth I. Loveman
Elizabeth I. Loveman
Vice President and Controller